GreeneStone Announces the Repayment of All of Asher Enterprises Convertible Note

TORONTO, Dec. 17, 2013 (GLOBE NEWSWIRE) -- GreeneStone Healthcare Corporation (GRST) (“GreeneStone” or the “Company”), a provider of healthcare services including Addiction and Mental Health has prepaid earlier than expected a convertible note issued to Asher Enterprises two (2) months ahead of its due date.

The Company has been negotiating with several investors and reviewing strategic financing alternatives and decided that this outstanding convertible note could have been a deterrent to completing direct fundamental equity financings more beneficial to the Company.

“Asher Enterprises has been very helpful to the Company at times when the Company faced short term liquidity issues and we have been very happy with our experience with them as lenders. We are turning a corner as a Company and have been reviewing less expensive alternatives for financing which we hope to announce very soon,” stated Shawn Leon, the Company CEO.

About GreeneStone Healthcare Corporation

GreeneStone Healthcare Corporation (GRST) operates medical and healthcare clinics in Ontario, Canada. GreeneStone's clinics serve to add overflow capacity to an increasingly stretched provincial healthcare system, and provide private alternatives to publicly available healthcare services. Its four medical clinics (three in Toronto, along with a facility in Muskoka, Ontario) offer various medical services, including addiction treatment, endoscopy, minor cosmetic procedures, and executive health care services. The Company currently has more than 60 employees and is based in North York, Ontario. For more information you can visit our website at www.greenestone.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements including, but not limited to, certain delays beyond the company's control, inability to successfully conclude negotiations currently in progress, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contact:

GreeneStone Healthcare Corporation

(416) 222-5501

information@greenestone.net

For any legal questions regarding this transaction please contact

Sunny Barkats, Esq., at: Info@JSBarkats.com

www.JSBarkats.com